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                                   EXHIBIT 23

                              SPARTON CORPORATION

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sparton Corporation of our report dated August 23, 1996, included in the 1996 Annual Report to Shareowners of Sparton Corporation and subsidiaries.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43703) pertaining to the Sparton Corporation 1989 Stock Option Plan of our report dated August 23, 1996, with respect to the consolidated financial statements of Sparton Corporation and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended June 30, 1996.

                                                  /s/  ERNST & YOUNG LLP

Toledo, Ohio
September 27, 1996